UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Resolute Forest Products Inc.

111 Robert-Bourassa Blvd., Suite 5000

Montreal, Quebec, Canada H3C 2M1

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 31, 2019, Resolute Forest Products Inc. (the “Company”) reported its earnings for the quarter and year ended December 31, 2018. A copy of the press release containing the information is furnished as exhibit 99.1 and is incorporated herein by reference.

The information contained and incorporated in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Suzanne Blanchet as director of the Company

On January 31, 2019, pursuant to the Company’s by-laws, the board of directors of the Company appointed Suzanne Blanchet to serve on the Company’s board as a non-employee director. Ms. Blanchet spent over 30 years with Cascades Inc., including as senior vice president, Corporate Development, from 2014 to 2017. From 1997 to 2014, she was president and chief executive officer of Cascades Tissue Group. Ms. Blanchet is a graduate of the Directors Education Program of the Institute of Corporate Directors and currently serves as a director of Agropur, GDI Integrated Facility Services Inc. (TSX), and other private company boards. Ms. Blanchet may be appointed to serve as a member of one or more of the committees of the board of directors at a later date.

As a director, Ms. Blanchet will receive an annual retainer fee of $75,000, payable in cash in equal quarterly installments. She will also receive, at the same time as the annual grant of equity awards to other non-employee directors of the Company, a cash-settled equity award in the form of deferred stock units (“DSUs”) with an aggregate grant date fair value of $75,000 under FASB ASC Topic 718, subject to the Resolute Forest Products Equity Incentive Plan. The Company will determine the number of shares by dividing the award value by the volume weighted average of the highest and lowest prices per share at which the Company’s common stock was traded on the NYSE on each of the five business days immediately before the grant date. The equity award will vest in 25% tranches on the last day of each calendar quarter of 2019, and will contain the same terms for other vesting triggers and settlement as those set forth in the annual equity award agreement for non-employee directors of the Company, as further described in the Company’s definitive proxy statement on Schedule 14A as filed with the SEC on April 6, 2018 under the heading “Director Compensation—Equity Component” and incorporated herein by reference. Ms. Blanchet will be eligible to participate in and defer any of her cash fees to the Resolute Forest Products Outside Director Deferred Compensation Plan, as further described in the Company’s definitive proxy statement on Schedule 14A as filed with the SEC on April 6, 2018 under the heading “Director Compensation—Cash Component” and incorporated herein by reference.

Summary of terms for Mr. Richard Garneau – Amendment to Agreement as Special Advisor to CEO

Role as Special Advisor. On February 1, 2018, Mr. Garneau began to serve as a Special Advisor to Mr. Laflamme, the Company’s president and chief executive officer. This role began immediately following Mr. Garneau’s resignation as president and chief executive officer on January 31, 2018 pursuant to a letter agreement between the Company and Mr. Garneau dated February 1, 2018 (the “Letter Agreement”). The principal terms of the Letter Agreement were summarized in a Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on February 6, 2018 and the Letter Agreement was filed as Exhibit 10.53 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on March 1, 2018. Per the terms of the Letter Agreement, Mr. Garneau’s term as Special Advisor was scheduled to end January 31, 2019. The Company and Mr. Garneau have agreed to amend the Letter Agreement as described below.

Salary. Mr. Garneau will continue to be an employee of the Company and receive a monthly base salary of $20,000 per month, paid pursuant to the Company’s currency policy. For 2019, 61.3% of his base salary will be denominated in Canadian dollars and 38.7% will be denominated in U.S. dollars.

Retirement Benefits. In 2018, Mr. Garneau was able to continue to participate in the Company’s registered defined contribution retirement plan and the DC Make-Up Program, which allow for the accumulation of retirement benefits. Under the amended agreement, in 2019, Mr. Garneau will cease earning additional benefits in the tax-qualified retirement plan and the DC Make-Up Program as Canadian law requires participation to end after the year in which a participant attains age 71.

Termination of Agreement. The Letter Agreement does not have a specified expiration date, but is subject to termination by either party upon three months’ notice.

Except for the amended terms described above, all other terms and conditions of the Letter Agreement remain in full force and effect.

2019 STIP

Upon the recommendation of its human resources and compensation/nominating and governance committee, the independent members of the board of directors the Company adopted on January 30, 2019 the material terms of the 2019 Resolute Forest Products Inc. Short-Term Incentive Plan (the “2019 STIP”). The 2019 STIP provides that participating employees, including each of the Company’s named executive officers, are eligible to receive cash incentive awards expressed as a percentage of their base salaries, based on certain quantitative Company performance goals and individual performance over the 2019 annual period. In respect of the Company’s named executive officers, the threshold, target and maximum incentive awards are 42.5%, 100% and 172.5% of base salary, with no applicable minimum, respectively. The applicable performance metrics are: income from operations; selling, general and administrative expenses (the “SG&A”); frequency rate and severity rate of safety incidents; and environmental incidents. For Mr. John Lafave, the foregoing performance metrics apply, but given his position as senior vice president, pulp and paper sales and marketing, Mr. Lafave is subject to additional performance metrics of profits per metric ton, improvement of payment terms and improvement of days sales outstanding. To account for these additional metrics, the SG&A expense metric weighting is lowered for Mr. Lafave.

To determine the full STIP payout, two amounts are determined—one amount is attributable to achievement of Company performance goals and a second amount is attributable to individual performance. The two amounts are added together for a final STIP payout amount.

To determine the amount attributable to achievement of the Company performance goals, each eligible employee’s STIP compensation target is first multiplied by the actual percentage payout for the Company performance metrics that apply to the employee. This amount is further multiplied by 85% to determine the portion of the STIP attributable to achievement of business objectives.

To determine the amount, if any, attributable to individual performance, the employee’s STIP compensation target is multiplied by the actual percentage payout for the Company performance metrics that apply to the employee and by a percentage up to 30% reflecting the employee’s individual payout factor. The individual payout factor is qualitative and will be based on the employee’s achievement of goals, exceptional personal or team contribution or results, level of demonstrated effectiveness in the role and remarkable initiatives and certain limits relating to the size of the overall individual performance STIP pool.

The allocation of individual performance STIP payouts from the individual performance pool to eligible employees cannot result in the total aggregate STIP awards paid exceeding the sum of all eligible employees’ base salary multiplied by their respective STIP target percentage and the actual percentage payout for the Company performance metrics. Moreover, the aggregate amount payable under the 2019 STIP for all eligible employees is limited to 7% of the Company’s 2019 free cash flow (defined as net cash provided by operating activities less maintenance capital expenditures, adjusted for special items). Awards, if granted, are expected to be made in the first quarter of 2020.

Employees remain eligible for prorated awards if they retire during the year or are terminated other than for cause after July 1, 2019. Employees who voluntarily resign or are terminated for cause before payment is made will not be eligible. The Company may adjust financial and cost metrics, and may adjust any and all awards in its discretion. Awards are discretionary and subject to modification until they are made, including increases, decreases, cancellations, deferrals and other conditions, even if performance levels have been met.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

99.1	Resolute Forest Products press release dated January 31, 2019 containing financial information for its quarter and year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

Date: January 31, 2019	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice President and Chief Legal Officer